UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2023

Enovix Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39753	85-3174357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 W. Warren Avenue Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 695-2350

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENVX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On September 18, 2023, Enovix Corporation (“Enovix”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Rene Limited, a corporation incorporated under the laws of Korea (the “Seller”).
Pursuant to the terms of the Stock Purchase Agreement, Enovix will purchase all the shares of Routejade, Inc., a corporation incorporated under the laws of Korea, (the "Company") owned by the Seller immediately prior to the consummation of the transactions contemplated in the Stock Purchase Agreement (the “Sale Shares”), which Enovix anticipates to be at least 95% of the shares of the Company, and will acquire from the Seller all rights, title and interest in and to the Sale Shares, free and clear of any and all encumbrances (except those required for customary bank financing of the Company), together with all accrued rights and benefits attached thereto.
Upon the consummation of the transactions contemplated in the Stock Purchase Agreement (the “Closing”), the Sale Shares will be acquired by Enovix in exchange for aggregate consideration (as may be adjusted in accordance with the terms of the Stock Purchase Agreement, the “Purchase Price” based on the total Sale Shares acquired and the locked box mechanism) consisting of cash consideration in the amount of up to approximately $16,500,000 and 6,183,862 shares of Common Stock of Enovix, par value $0.0001 (the “Purchaser Common Stock”) assuming purchase of 100% of the Company.
The Stock Purchase Agreement contains customary representations, warranties and covenants by Enovix and the Seller. A portion of the Purchase Price will be held in escrow to secure the indemnification obligations of the Seller. The Closing is subject to customary closing conditions, including regulatory approvals, and is expected to occur in the fourth quarter of 2023. Under the terms of the Stock Purchase Agreement, Enovix has agreed to file a Resale Registration Statement on Form S-3 covering the resale of the shares of Purchaser Common Stock to be issued to Seller and its permitted transferees (the “Resale Registration Statement”).
Either Enovix or the Seller may terminate the Stock Purchase Agreement if the Closing has not occurred on or before December 18, 2023.
Enovix intends to issue the shares of Purchaser Common Stock described herein in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under the Securities Act of 1933, as amended.
The foregoing summary of the Stock Purchase Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stock Purchase Agreement, which will be filed as an exhibit on the earlier to be filed following the Closing of, (i) Enovix’s Quarterly Report on Form 10-Q for the quarter ending October 1, 2023 and (ii) the Resale Registration Statement.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “will,” “goal,” “prioritize,” “plan,” “target,” “expect,” “focus,” “look forward,” “opportunity,” “believe,” “estimate,” “continue,” “anticipate,” and “pursue” or the negative of these terms or similar expressions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, among other things, regulatory approval of the acquisition of the Company or that other conditions to the Closing may not be satisfied, the potential impact on the business of the Company due to the announcement of the acquisition, the occurrence of any event, change or other circumstances that could give rise to the termination of the Stock Purchase Agreement, and general economic conditions. For additional information on these risks and uncertainties and other potential factors that could affect our business and financial results or cause actual results to differ from the results predicted, please refer to our filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other documents that we have filed, or that we will file, with the SEC. Any forward-looking statements made by us in this Current Report on Form 8-K speak only as of the date on which they are made and subsequent events may cause these expectations to change. We disclaim any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

Item 3.02    Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
Item 8.01    Other Events.
On September 20, 2023, Enovix issued a press release announcing that it had entered into the Stock Purchase Agreement. The press release is furnished herewith as Exhibit 99.1.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated September 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enovix Corporation

Date:	September 20, 2023	By:	/s/ Arthi Chakravarthy
Arthi Chakravarthy Chief Legal Officer, General Counsel and Secretary

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